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                                                           EXHIBIT 23.4



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of FiberMark, Inc. on Form S-3, to be filed on or about November 17, 1997, of our report dated January 26, 1996, on our audits of the financial statements of FiberMark, Inc. (formerly Specialty Paper Board, Inc.) as of December 31, 1995 and for the years ended December 31, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."


                                            /s/ Coopers & Lybrand L.L.P.
                                            ----------------------------
                                               Coopers & Lybrand L.L.P.


Boston, Massachusetts
November 17, 1997